SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) July 17, 1996

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



Pennsylvania                          0-10822              25-1229323
(State of other jurisdiction  (Commission File Number)   (IRS Employer
 of incorporation)                                     Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
                On July 17, 1996, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that two of its oil spill cleanup products have been selected by the National Aeronautics and Space Administration (NASA) to be featured as spin-off technology under its Technology Transfer program, which seeks to recognize unique civilian adaptations of NASA technology. The products will now be part of NASA displays at a variety of major tradeshows, some of which are seen by over 300,000 people, according to NASA.
                 PRP has been developed by BICO through its subsidiary, Petrol Rem, Inc., for cleanup of oil spill on open waters or marshlands.
                 BIO-SOK bilge maintenance system is PRP contained in a 10" fabric sock and is a completely unique product for handling bilge oil/fuel leakage, cited as a major cause of oil pollution in marina waters.
                 The Company also announced that on Friday, July 19, 1996, Petrol Rem Vice President of Environmental
          Services, John Opsasnick, will speak by NASA invitation at its Lewis Research Center in Cleveland, OH, where he will explain and demonstrate both the PRP and BIO-SOK oil spill cleanup products.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release


                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/ Fred E. Cooper
                                     Fred E. Cooper, CEO
DATED:  July 17, 1996